Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITOR


We consent to the use in this Registration Statement of Ness Energy International, Inc. on Form SB-2 of our report dated March 14, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.

WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas
May 3, 2001